UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023 (March 2, 2023)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

CytoDyn Inc. (the “Company”) is providing this disclosure because, as of March 2, 2023, its unregistered sales of equity securities that were not previously reported, in the aggregate, exceeded 5% of the shares of its common stock outstanding as of February 28, 2023.

Private Placement of Common Stock and Warrants through Placement Agent

On March 3, 2023, the Company concluded a private offering to accredited investors of units through a placement agent which commenced in January of 2023 (the “Placement Agent Offering”). Each unit consisted of one share of common stock and one warrant to purchase one share of common stock, at a purchase price of $0.23 per unit. From February 28 to March 3, 2023, the Company received binding subscription agreements totaling approximately $4.9 million to purchase a total of approximately 21.3 million units.

The warrants to be issued in the Placement Agent Offering have a five-year term and an exercise price of $0.50 per share. The warrants are exercisable in full when issued. Except as described above, the terms of the warrants are substantially similar to the form of warrant filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021.

As previously disclosed on the Company’s Form 8-K filed on February 1, 2023, the Company agreed to pay a cash fee equal to 12% of the gross proceeds received from qualified investors in the Placement Agent Offering, and a one-time non-accountable expense fee of $25,000 in the aggregate for all closings in the Placement Agent Offering. It also agreed to issue to the placement agent or its designees fully exercisable warrants with a 10-year term to purchase 15% of the total number of shares of common stock sold to qualified investors in the Placement Agent Offering, which equates to approximately 10.7 million units. The warrants have an exercise price of $0.23 per share.

The Company agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”), and cause the SEC to declare effective, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares and warrants to purchase shares of common stock issued in the Offering.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act in connection with the Placement Agent Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: March 8, 2023	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer